UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2024

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.05	Material Cybersecurity Incidents.

On or about March 27, 2024, OraSure Technologies, Inc. (the “Company”) became aware of a cybersecurity incident in which an unauthorized third party gained access to Company data from certain information systems. Following detection of the incident, the Company initiated response protocols, commenced an investigation with the assistance of cybersecurity experts and external counsel, and notified law enforcement. The Company believes it has contained the incident and believes it has preserved the integrity of its core financial and operational systems.

Although the Company ascertained that certain files were exfiltrated, it is still investigating the extent of any sensitive information contained within the accessed systems, including any personal information. It is evaluating what, if any, regulatory and legal notifications are required as a result of this incident and will make such notifications as required based on its findings.

As of the date hereof, the incident has not had a material impact on the Company’s operations, financial systems, or its financial condition. The Company’s information systems are operational, and it does not anticipate that this incident will have a material impact on its financial condition and results of operations moving forward. While the Company believes it has contained the incident, it continues to investigate this matter to determine the full extent of the impact on the Company.

Item 7.01	Regulation FD Disclosure.

The Company reiterates its previously communicated financial guidance regarding its revenue for the first quarter of 2024.

The information in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The fact that the information is being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and assumptions, are not based on historical facts and are subject to risks and uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements and can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “estimate,” “expect,” “will,” or other similar words and phrases or future or conditional verbs such as “could”, “may,” ”will,” or “would.” Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: April 12, 2024	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer